Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 21, 2005

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010
(Address of Principal Executive Offices)

212-254-1917
(Registrant's Telephone number, including area code)

ITEM 8

Item 8.01 Other Events.

In April 2003, Dean Eaker and Bruce Biegel commenced an arbitration proceeding against Dialog Group and its former subsidiary, TDMI, relating to the termination of their employment before the American Arbitration Association in New York City. They sought monetary damages in the amounts of $258,789 and $117,000, respectively.
On January 17, 2005, the arbitration panel awarded $313,763.75 to Dean Eaker and $160,133.75 to Bruce Biegel and found Dialog Group responsible for the award. The full amount of the award was been accrued on Dialog Group’s books and charged to loss on discontinued operations.

On April 21, 2005, the Company settled with both Eaker and Biegel for a series of payments aggregating $501,872, including additional interest of approximately $28,000. The settlement papers had been previously signed in counterparts and came into effect on April 21 when the initial payment of $100,000 was made. The remaining payments are to be made $150,312 during the rest of 2005, 150,936 during 2006, and 100,624 during 2007. Failure to make the payments could lead to a judgment against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: April 25, 2005	By:	/s/ Peter DeCrescenzo
Peter V DeCrescenzo,President & CEO